UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2012

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

New Jersey	001-09120	22-2625848
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Park Plaza, P.O. Box 1171

Newark, New Jersey 07101-1171

(Address of principal executive offices) (Zip Code)

973-430-7000

(Registrant’s telephone number, including area code)

http://www.pseg.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Our Annual Meeting of Stockholders was held on April 17, 2012. Proxies for the meeting were solicited by us pursuant to Regulation 14A under the Securities Act of 1934. There was no solicitation of proxies in opposition to management’s nominees as listed in the proxy statement.

All of management’s nominees were elected to the Board of Directors. Following her election, Susan Tomasky, a nominee who had not previously served as a Board member, was appointed to the Board’s Audit Committee and Corporate Governance Committee.

The advisory vote on executive compensation was approved.

The appointment of Deloitte and Touche LLP as Independent Auditor was ratified.

Final results of the voting are provided below:

Proposal 1:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Election of Directors

Terms expiring in 2013
Albert R. Gamper, Jr.	359,873,514	5,108,166	1,769,908	68,627,099
Conrad K. Harper	359,405,339	5,646,154	1,700,095	68,627,099
William V. Hickey	355,491,855	9,619,752	1,639,981	68,627,099
Ralph Izzo	356,410,126	8,655,498	1,685,964	68,627,099
Shirley Ann Jackson	327,197,674	37,943,346	1,610,568	68,627,099
David Lilley	361,521,312	3,497,156	1,733,120	68,627,099
Thomas A. Renyi	360,650,675	4,400,186	1,700,727	68,627,099
Hak Cheol Shin	361,075,572	3,879,076	1,796,940	68,627,099
Richard J.Swift	330,237,027	34,805,950	1,708,611	68,627,099
Susan Tomasky	361,775,916	3,340,990	1,634,682	68,627,099

Proposal 2:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Advisory Vote on Executive Compensation	352,303,766	9,645,467	4,802,355	68,627,099

Proposal 3:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of Appointment of Deloitte & Touche LLP as Independent Auditor	428,015,000	5,282,971	2,080,716	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
(Registrant)

By:	/s/ Derek M. DiRisio
Derek M. DiRisio
Vice President and Controller
(Principal Accounting Officer)

Date: April 19, 2012

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